Exhibit 10.17I

BANC OF CALIFORNIA, INC.

2018 OMNIBUS STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

RSU No.

Restricted Stock Units are hereby awarded pursuant to this Restricted Stock Unit Agreement (this “Agreement”) on , 20 (the “Grant Date”) by Banc of California, Inc., a Maryland corporation (the “Company”), to (the “Grantee”), in accordance with the following terms and conditions:

1.    Award. The Company hereby awards to the Grantee Restricted Stock Units (“RSUs”), with each RSU representing the right to receive one share of Common Stock, pursuant to the Banc of California, Inc. 2018 Omnibus Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), and upon the terms and conditions and subject to the restrictions in the Plan and as hereinafter set forth. A copy of the Plan, as currently in effect, is incorporated herein by reference and is attached hereto. Capitalized terms used herein which are not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

2.    Restrictions on Transfer; Vesting. When vested, each RSU will entitle the Grantee to receive one share of Common Stock. The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, except upon the death of the Grantee, by will or by the laws of descent and distribution.

Except as otherwise provided in Section 3 of this Agreement, provided that the Grantee is serving as a director, officer, employee or consultant of the Company or any Subsidiary or Affiliate as of the date of vesting, the RSUs shall become vested in accordance with the following schedule:

Date of Vesting	Number of RSUs Vested

3.    Termination of Employment. Upon the Grantee’s Termination of Employment for any reason other than due to death or Disability, any unvested RSUs shall become forfeited. In the event that the Grantee’s Termination of Employment is due to death or Disability, the RSUs, if not theretofore vested, shall vest in full as of the date of such Termination of Employment.

4.    Grantee’s Rights. The Grantee shall have no voting rights or other rights of a stockholder with respect to the shares of Common Stock underlying the RSUs unless and until such shares of Common Stock are issued to the Grantee in payment of the RSUs; provided, however, that subject to all limitations provided in this Agreement and the Plan, the Grantee shall have the right to receive an amount equal to all dividends and other distributions paid on the shares of Common Stock underlying the RSUs prior to the vesting of such RSUs; provided, further, that such amount shall be accumulated and deferred but remain subject to vesting to the same extent as set forth in Section 2 above and shall only be paid at the time such RSUs vest.

5.    Payment of Award. An RSU that has vested (“Vested RSU”) shall be paid in the form of a share of Common Stock, as of the earliest to occur of the following: (A) the applicable scheduled vesting date set forth in Section 2 above (“Scheduled Vesting Date”), or (B) the date of Grantee’s Termination of Employment due to death or Disability. Such payment shall be made as soon as practicable following the applicable Scheduled Vesting Date or the date of Termination of Employment due to death or Disability, but in no event later than thirty (30) days following the Scheduled Vesting Date or the date of Termination of Employment due to death or Disability.

6.    Adjustments. In the event of a Corporate Transaction or Share Change, the RSUs shall be adjusted as and to the extent provided in Section 3(d) of the Plan.

7.    Effect of Change in Control. The treatment of the RSUs upon and following a Change in Control shall be as and to the extent provided in Section 10 of the Plan. Notwithstanding the foregoing, no RSUs which have previously been forfeited shall thereafter become Vested RSUs.

8.    Delivery and Registration of Shares. The Company’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation that the Grantee, or any other person to whom such shares are to be delivered, is acquiring such shares without a view to the distribution thereof. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act of 1933, as amended, or other securities law or regulation. The Company shall not be required to deliver any shares of Common Stock hereunder prior to (i) the listing or approval for listing upon notice of issuance of the shares on the Applicable Exchange, (ii) any registration or other qualification of such shares under any state or federal law, rule or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable and (iii) obtaining any other consent, approval, or permit from any state or federal government agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

9.    Plan and Plan Interpretations as Controlling. The RSUs hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be binding and conclusive upon the Grantee or the Grantee’s legal representatives with regard to any question arising hereunder or under the Plan.

10.    Clawback. All RSUs granted pursuant to this Agreement and all shares of Common Stock issued hereunder shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries or Affiliates as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries or Affiliates as in effect from time to time, including, without limitation, the Company’s Incentive Compensation Recoupment Policy, if applicable to the Grantee.

11.    Grantee Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Grantee’s employment or service at any time, nor confer upon the Grantee any right to continue in the employ or service of the Company or any Subsidiary or Affiliate.

12.    Withholding Tax. Upon the vesting of the RSUs, the Company may withhold from any payment or distribution made hereunder sufficient shares of Common Stock to cover any applicable withholding and employment taxes, or require the Grantee to remit to the Company an amount sufficient to satisfy such taxes.

13.     Notices. All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of Banc of California, Inc., 3 MacArthur Place, Santa Ana, California 92707. Any notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s current address according to the Company’s personnel files. Such addresses for the service of notices may be changed at any time, provided written notice of the change is furnished in advance to the Company or to the Grantee, as the case may be.

14.     Severability. The various provisions of this Agreement are severable in their entirety. Any judicial or legal determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

15.     Governing Law; Headings. This Agreement and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

16.     Amendment. This Agreement may be amended or modified by the Committee at any time; provided, that, no amendment or modification that materially impairs the rights of the Grantee as provided by this Agreement shall be effective unless set forth in writing signed by the parties hereto, except such an amendment made to cause the terms of this Agreement or the RSUs granted hereunder or shares of Common Stock issued hereunder to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

17.     Grantee Acceptance; Counterparts. The Grantee shall signify the Grantee’s acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 13 above. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18.    Section 409A. The RSUs are intended to comply with the short-term deferral exemption from Section 409A of the Code, and to the extent they do not so comply are intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, this Award shall be interpreted, operated and administered in a manner consistent with this intention.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANC OF CALIFORNIA, INC.

By:

ACCEPTED

(Street Address)

(City, State and Zip Code)